Exhibit 10.2

AMENDMENT THREE TO THE STATEMENT OF WORK FOR THE SYMANTEC OUTSOURCED NORTH AMERICAN SMB & MID-MARKET RENEWAL PROGRAM BETWEEN SYMANTEC CORPORATION AND RAINMAKER SYSTEMS, INC.

This Amendment Three (“Amendment Three”) is made to the Statement of Work for the Symantec Outsourced North American SMB and Midmarket Renewal Program (“SOW”) with an effective date of April 1, 2008, by and between Symantec Corporation (“Symantec”) and Rainmaker Systems, Inc. (“Rainmaker”), as amended. Terms not otherwise defined in this Amendment Three shall have the meaning as defined in the SOW. In the event of any conflict between the terms of this Amendment Three and the SOW, the terms of this Amendment Three shall govern.

WHEREAS, Symantec and Rainmaker entered into a Master Services Agreement dated June 29, 2006, as amended (the “Agreement”); and

WHEREAS, Symantec and Rainmaker entered into the SOW pursuant to the terms of the Agreement, and amended that SOW effective September 17, 2009 and April 1, 2010; and

WHEREAS, Symantec and Rainmaker desire to further amend the SOW effective as of April 1, 2012 (“Amendment Three Effective Date”).

NOW, THEREFORE, the parties hereby amend the SOW as follows:

1.    Commencement/Timeline/Territory. The new expiration date of the SOW shall be March 31, 2014.

2.    No Other Modifications. Except as modified by this Amendment Three, the terms of the SOW, as amended, remain in full force and effect.

* * * * * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment Three as of the Amendment Three Effective Date above, and each party warrants that its respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this Amendment Three on behalf of such party.

RAINMAKER SYSTEMS, INC.:		SYMANTEC CORPORATION:

By:	/s/ TIMOTHY BURNS	By:	/s/ HENRI ISENBERG

Name:	Timothy Burns	Name:	Henri Isenberg

Title:	CFO	Title:	Vice President

Date:	3/12/2012	Date:	3/9/2012